EXHIBIT 3.1



                                        STATE OF DELAWARE
                                       SECRETARY OF STATE
                                    DIVISION OF CORPORATIONS
                                    FILED 09:00 AM 06/24/2002
                                        020411594-3540488




                  CERTIFICATE OF FORMATION

                             OF

              AEI INCOME & GROWTH FUND 25, LLC


      This certificate of Formation of AEI Income & Growth Fund 25, LLC (the "Company") is executed and filed by the undersigned as authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (the "Act").

     1.   The name of the Company is AEI Income & Growth Fund
     25, LLC.

     2. The address of the registered office of the Company in the State of Delaware is The corporation Trust Company,located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     3. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

       IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 12th day of June, 2002.


By AEI Fund Management XXI, Inc.
Its Managing Member


/s/ Robert P Johnson
By  Robert P Johnson
Its President